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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004 (July 26, 2004)

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8747 (Commission File Number)	43-1304369 (IRS Employer Identification No.)
920 Main Street Kansas City, Missouri (Address of principal executive offices)		64105 Zip Code

Registrant's telephone number, including area code
 (816) 221-4000

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99.1
  Excerpts from Confidential Offering Memorandum.

Item 9.    Regulation FD Disclosure.

        On July 26, 2004, AMC Entertainment Inc., together with Marquee Holdings Inc. and Marquee Inc., issued a press release announcing the commencement of an offering by (i) Marquee Inc. of $150 million aggregate principal amount of its Senior Notes due 2012 and $305 million aggregate principal amount of its Senior Floating Rate Notes due 2011 and (ii) Marquee Holdings Inc. of its Senior Discount Notes due 2014, which will generate aggregate gross proceeds of $170 million, each in a private placement offering. Attached hereto as Exhibit 99.1 are excerpts from the confidential offering memorandum, dated July 26, 2004, relating to the Senior Notes due 2012 and Senior Floating Rate Notes due 2011.

        The information furnished pursuant to this Current Report on Form 8-K (including the exhibits hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future that such information is to be considered "filed" or incorporated by reference therein.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.
Date: July 26, 2004	/s/ CRAIG R. RAMSEY Craig R. Ramsey Executive Vice President and Chief Financial Officer

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SIGNATURES